Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 4, 2019 with respect to the consolidated financial statements of Famous Dave’s of America, Inc. included in the Annual Report on Form 10-K for the year ended December 30, 2018, which is incorporated by reference in this Registration Statement on Form S-8 of BBQ Holdings, Inc. (File No. 333-208261).  We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

October 25, 2019